SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Filed by a party other than the Registrant      ☐

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☒	Definitive proxy statement		(as permitted by Rule 14a–6(e)(2))
☐	Definitive additional materials
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Micrel, Incorporated
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MICREL, INCORPORATED
2180 Fortune Drive
San Jose, California 95131

Notice of Annual Meeting of Shareholders
To Be Held May 25, 2006

To the Shareholders of Micrel, Incorporated:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Micrel, Incorporated, a California corporation (the “Company”), will be held at the Company’s offices located at 2180 Fortune Drive, San Jose, California 95131 on May 25, 2006 at 12:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect five directors of the Company to serve until the 2007 annual meeting and until their successors are duly elected and qualified (“Proposal 1”);

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006 (“Proposal 2”);

3.	To approve the implementation of the Micrel, Incorporated 2006 Employee Stock Purchase Plan (“Proposal 3”);

4.	To approve an amendment to Section 3.2 of the Amended and Restated Bylaws of the Company; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.  The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only.  Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the Annual Meeting.

          The Board of Directors has fixed the close of business on March 31, 2006 as the record date for determining the shareholders entitled to notice of and to vote at the 2006 Annual Meeting and any adjournment or postponement thereof.

          WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED, OR VOTE ONLINE AT WWW.PROXYVOTING.COM/MCRL , OR VOTE BY TELEPHONE AT 1-888-540-5760, TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.  IF YOU VOTE AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO.  YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

By Order of the Board of Directors,

J. Vincent Tortolano
Secretary

This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about April 21, 2006

MICREL INCORPORATED
PROXY STATEMENT

MICREL, INCORPORATED
2180 Fortune Drive
San Jose, California 95131

PROXY STATEMENT

Annual Meeting of Shareholders
May 25, 2006

General Information

          This Proxy Statement is being furnished to the shareholders of Micrel, Incorporated, a California corporation (the “Company”) in connection with the solicitation by the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 12:00 p.m., Pacific Daylight Time, at the Company’s principal executive offices located at 2180 Fortune Drive, San Jose, California 95131, on May 25, 2006, and at any adjournment or postponement thereof.  Only holders of the Company’s common stock of record on March 31, 2006 (the “Record Date”) will be entitled to vote.  Holders of common stock are entitled to one vote for each share of common stock held as of the Record Date.  There is no cumulative voting.  Shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.  At the close of business on the Record Date, there were 83,598,374 shares of the Company’s common stock outstanding.

Solicitation and Voting; Revocability of Proxies

          This Proxy Statement and the accompanying proxy were first sent by mail to shareholders on or about April 21, 2006.  The costs of this solicitation are being borne by the Company.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  Proxies may also be solicited personally or by telephone, facsimile or telegram by certain of the Company’s directors, officers and regular employees, without additional compensation.

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections.  The Inspector of Elections will also determine whether or not a quorum is present.  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares entitled to vote at the Annual Meeting, represented either in person or by proxy.  The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but not as affirmative votes for purposes of determining the approval of a proposal submitted to the shareholders.  If a broker indicates on the proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered present and entitled to vote for purposes of determining a quorum but not as affirmative votes for purposes of determining the approval of a proposal.  While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.  At the Annual Meeting, the five nominees receiving the highest number of affirmative votes, represented either in person or by proxy, will be elected to the Board of Directors (the “Board” or “Board of Directors”).  Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted as follows:

•	FOR the election of all the director nominees identified in Proposal 1;

•	FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company as set forth in Proposal 2;

•	FOR the approval of the implementation of the Micrel, Incorporated 2006 Employee Stock Purchase Plan as set forth in Proposal 3;

•	FOR approval of an amendment to Section 3.2 of the Amended and Restated Bylaws of the Company as set forth in Proposal 4; and

•	as the proxy holders deem advisable on other matters that may come before the Annual Meeting.

          Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise.  A proxy may be revoked by filing a written notice of revocation or by submitting a duly executed proxy bearing a later date, with the Secretary of the Company prior to the Annual Meeting.  A person may also revoke a proxy by attending the Annual Meeting and voting in person.  Attendance at the meeting, by itself, will not revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

          As set by the Board of Directors in accordance with the Bylaws of the Company, the authorized number of directors is five.  Directors will hold office from the time of their election until the 2007 annual meeting and until their successors are duly elected and qualified.  The five nominees receiving the highest number of affirmative votes will be elected as directors.  Only votes cast for a nominee will be counted in determining whether that nominee has been elected as director.  Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

          If any nominees identified in this proposal should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine.  The proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.  Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

          The following table sets forth information with respect to the five persons nominated by the Board of Directors for election to the Board at the Annual Meeting.

Nominees for Director	Age	Position	Director Since

Raymond D. Zinn	68	President, Chief Executive Officer and Chairman of the Board	1978
Michael J. Callahan	70	Director	2005
David W. Conrath	71	Director	2005
George Kelly	71	Director	1994
Donald H. Livingstone	63	Director	2002

          The principal occupations and positions for at least the past five years of the director nominees named above are as follows:

          Raymond D. Zinn is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company’s inception in 1978.  Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and a M.S. in Business Administration from San Jose State University.

          Michael J. Callahan joined Micrel’s Board of Directors in 2005.  Mr. Callahan is currently the Chairman of Teknovus, Inc., and serves on the Board of Directors of Quick Logic Corporation.  Prior to these roles, he served as Chairman of the Board, President and Chief Executive Officer of WaferScale Integration, Inc.  He was also the President of Monolithic Memories, Inc.  During his tenure at Monolithic Memories, the company became a subsidiary of Advanced Micro Devices, Inc., where Mr. Callahan then served in the capacity of Senior Vice President of Programmable Products.  Mr. Callahan serves as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.  Mr. Callahan holds a B.S.E.E. from the Massachusetts Institute of Technology.

          David W. Conrath was elected to Micrel’s Board of Directors in 2005.  From 2000 until July 2005, Dr. Conrath was the Dean of the College of Business at San José State University.    From 1994 until 1999, Dr. Conrath was Professor of Management Science/Information Systems and Dean of the Michael G. DeGroote School of Business, McMaster University, Canada.  He has held permanent positions at the Wharton School, University of Pennsylvania and the Faculty of Engineering at the University of Waterloo (Canada).  Dr. Conrath has worked for many years in the area of information systems, consulting with a number of governments and Fortune 500 companies.    Dr. Conrath serves as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.  Dr. Conrath holds a Master of Arts in economics and a doctorate in business administration from the University of California, Berkeley, a Master of Science in industrial administration from Carnegie-Mellon University and a Bachelor of Arts degree from Stanford University.

          George Kelly joined the Company’s Board of Directors in June 1994.  He is a retired partner of Deloitte & Touche LLP, where he was employed for thirty years until his retirement in June 1989.  Mr. Kelly serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.  Mr. Kelly holds a Bachelor of Science from Pennsylvania State University and a MBA from University of California, Berkeley.

          Donald H. Livingstone joined the Company’s Board of Directors in June 2002.  Mr. Livingstone is a director for the Center of Entrepreneurship and a Professor of Accountancy at the Marriott School of Management at Brigham Young University, where he has taught since 1994.  He also serves on the Boards of Directors of American West Bank Corporation and Sento Corporation and is on the Board of Trustees of the non-public Polynesian Cultural Center.   Mr. Livingstone also serves on the Board of Directors of American Express Centurion Bank, a wholly-owned subsidiary of American Express Company.  Mr. Livingstone serves as a member of the Audit Committee and Compensation Committee of the Board of Directors.  Mr. Livingstone holds a Bachelor of Science with Honors in Accounting from Brigham Young University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise; however, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE IMPLEMENTATION OF THE MICREL, INCORPORATED 2006 EMPLOYEE STOCK PURCHASE PLAN

          The Company’s 1994 Employee Stock Purchase Plan (the “1994 ESPP”), as amended and restated as of January 1, 1996, terminated on January 1, 2006 in accordance with Section XI of the plan.  Under the Company’s 1994 ESPP, the aggregate number of shares of common stock available to be issued was 2,400,000 shares (on a post split basis).  At the time of termination of the 1994 ESPP, 121,654 shares of common stock remained available for issuance under the 1994 ESPP.  The Board believes that it is in the best interests of the Company and its shareholders to provide long-term incentives to its employees and facilitate employee ownership in the Company.  Therefore, on March 2, 2006, the Board approved a proposal to implement a new Employee Stock Purchase Plan (the “2006 Employee Stock Purchase Plan” or the “Plan”.)  Under the proposed terms of the 2006 Employee Stock Purchase Plan, the aggregate number of shares of common stock which may be issued under the plan shall be no more than 2,000,000 shares.

          Shareholders are requested in this Proposal 3 to approve the implementation of the Micrel, Incorporated 2006 Employee Stock Purchase Plan.  The affirmative vote in person or represented by proxy of the holders of a majority of the shares represented at and entitled to vote at the meeting will be required to approve implementation of the 2006 Employee Stock Purchase Plan. A vote FOR this proposal will be a vote to approve implementation of the 2006 Employee Stock Purchase Plan.

Summary of 2006 Employee Stock Purchase Plan

          The following is a summary of the principal features of the 2006 Employee Stock Purchase Plan as it is currently proposed. The summary, however, does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the 2006 Employee Stock Purchase Plan itself, which is included as Appendix A to this Proxy Statement.

          Administration of the 2006 Employee Stock Purchase Plan

          The Plan will be administered by the Board or any committee comprised solely of two or more members of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended and an “outside director” for purposes of Section 162(m) of the Code (the “Plan Administrator”).  The Plan Administrator (whether the Board or the Committee) will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan, as it may deem necessary in order to comply with the requirements of Section 423 of the Internal Revenue Code (the “Code”).  Decisions of the Plan Administrator will be final and binding on all parties who have an interest in the Plan.

          Securities Subject to the 2006 Employee Stock Purchase Plan

          The shares of stock subject to the 2006 Employee Stock Purchase Plan shall be the Company’s common stock.  Under the terms of the Plan, the Company may issue up to an aggregate of 2,000,000 shares of its common stock.  The common stock purchasable by participants under the Plan shall, solely in the Board’s discretion, be made available from either authorized but un-issued common stock or from reacquired common stock, including shares of common stock purchased on the open market.  In the event any change is made to the Stock purchasable under the Plan by reason of any recapitalization, stock dividend, stock split, combination of shares or other change affecting the outstanding common stock of the Company as a class without receipt of consideration, then the Plan Administrator shall have the authority in its discretion to appropriately adjust:

•	the class and maximum number of shares purchasable under the Plan;

•	the class and maximum number of shares purchasable per Participant under any purchase right outstanding at the time or purchasable per Participant over the term of the Plan; and

•	the class and number of shares and the price per share of the common stock subject to outstanding purchase rights held by participants under the Plan.

          Eligibility

          After the effective date of the Plan, which will be July 1, 2006, each employee shall be eligible to participate in the Plan on the first day of a purchase period, but in no event shall participation commence prior to the effective date of the Plan.  Notwithstanding the foregoing, a newly hired employee, as defined under the Plan, shall be eligible to participate in the Plan on the first day of employment with the Company.

          For purposes of acquiring common stock under the Plan, participants may authorize deductions of any multiple of 1% of their base compensation during the relevant purchase period, up to a maximum of 10%.  The deduction rate so authorized will continue in effect for the entire purchase period unless the participant reduces such rate prior to the end of the purchase period for which the purchase right is in effect  Each participant is permitted one (1) rate reduction per purchase period.  The reduced rate will continue in effect for the entire purchase period and for each subsequent purchase period, unless the participant designates a different rate prior to the commencement of any subsequent purchase period.  Payroll deductions, however, will automatically cease upon the termination of the participant’s purchase right in accordance with the Plan.

          Purchase Periods

          The Plan offers common stock for purchase through a series of successive purchase periods until such time as (i) the maximum number of shares of common stock available for issuance under the Plan has been purchased or (ii) the Plan is earlier terminated in accordance with its terms.  Each purchase period is three months long. The initial purchase period will begin on the effective date of the Plan and subsequent purchase periods will commence on the first day of each succeeding quarter.

           A participant will be granted a separate purchase right for each purchase period in which he/she participates. The purchase right will be granted on the first day of the purchase period and will be automatically exercised in successive quarterly installments on the last day of each quarter such purchase right remains outstanding.

          A participant’s purchase of common stock through participation in the Plan for any purchase period will neither limit nor require the purchase of common stock by the participant in any subsequent purchase period.

          Purchase Rights

          The purchase price per share is equal to 95% of the fair market value of a share of common stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of common stock on any date, except the effective date of the Plan, will be the closing selling price per share on such date, as officially quoted on the principal exchange on which the common stock is at the time traded or, if not traded on any exchange, the mean of the highest bid and the lowest asked prices (or, if such information is available, the closing price per share) of the common stock on such date, as reported on the NASDAQ system. If there are no sales of common stock on such day, then fair market value is determined by the closing selling price (or, to the extent applicable, the mean of the highest bid and lowest asked prices) for the common stock on the next preceding day for which there do exist such quotations..

          The number of shares a participant may purchase on any particular purchase date is equal to the number of whole shares obtained by dividing the amount collected from the participant through payroll deductions during the quarterly purchase period, together with any amount carried over from the preceding purchase date in the same purchase period pursuant to the provisions of the Plan, by the purchase price in effect for such purchase date.  However, the maximum number of shares purchasable by the participant pursuant to any one outstanding purchase right may not exceed 6,000 shares (subject to adjustment as set forth in the Plan).

          Purchase rights may not be granted under the Plan to any employee if such employee would, immediately after the grant, own (within the meaning of Section 424(d) of the Internal Revenue Code), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its corporate affiliates.

          Participants pay for their common stock purchased under the Plan by means of the participant’s authorized payroll deductions. Such deductions begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected will be credited to the participant’s individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The amounts collected from a participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

          Termination of Purchase Rights

          A participant may, no later than thirty (30) days prior to any purchase date, terminate his/her outstanding purchase right under the Plan  The Company will then refund the payroll deductions which the participant made with respect to the terminated purchase right, and no further amounts will be collected from the participant with respect to such terminated right.

          The termination will be irrevocable with respect to the particular purchase period to which it pertains and shall also require the participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the participant wishes to resume participation in a subsequent purchase period.

          If a participant ceases employee status during any purchase period, then the participant’s outstanding purchase right under the Plan will immediately terminate and all sums previously collected from the participant and not previously applied to the purchase of stock during such purchase period shall be promptly refunded. However, should the participant die or become permanently disabled while in employee status, then the participant or the person or persons to whom the rights of the deceased participant under the Plan are transferred by will or by the laws of descent and distribution (the “successor”) will have the election, exercisable at any time prior to the purchase date for the quarterly period in which the participant dies or becomes permanently disabled, to (i) withdraw all the funds in the participant’s payroll account at the time his/her cessation of employees status or (ii) have such funds held for purchase of shares of common stock on the purchase date. However, no further payroll deductions would be added to the participant’s account following his/her cessation of employee status.

          For purposes of the Plan: (a) a participant shall be considered to be an employee for so long as such participant remains in the employ of the Company or any other participating company under the Plan and (b) a participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

          Outstanding purchase rights will be automatically exercised in a series of successive installments as provided in the Plan. The exercise will be effected by applying the amount credited to the participant’s account on the last date of the quarter, to the purchase of whole shares of common stock (subject to the limitations on the maximum number of purchasable shares) at the purchase price in effect for such purchase date. Any amount remaining in the participant’s account after such exercise attributable to fractional shares will be held for the purchase of common stock on the next quarterly purchase date; provided, however, that any amount not applied to the purchase of common stock by reason of the limitations on the maximum number of purchasable shares will be refunded promptly after the quarterly purchase date.

          Should the total number of shares of common stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of participants will, to the extent not applied to the purchase of common stock, be refunded to the participants.

          A participant will have no rights as a shareholder with respect to shares covered by the purchase rights granted to the participant under the Plan until the shares are actually purchased on the participant’s behalf in accordance with the Plan. No adjustments will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

          No purchase rights granted under the Plan will be assignable or transferable by a participant except by will or by the laws of descent and distribution, and the purchase rights will, during the lifetime of the participant, be exercisable only by such participant.

          In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated) or in the event the Company is liquidated, then unless determined otherwise by the Company all outstanding purchase rights under the Plan will automatically be exercised on a date determined by the Plan Administrator prior to such sale, merger, reorganization or liquidation by applying all sums previously collected from participants pursuant to their payroll deductions in effect for such rights to the purchase of whole shares of common stock, subject, however, to the applicable limitations set forth in the Plan.

          Accrual Limitations

          A participant may not be entitled to accrue rights to acquire common stock pursuant to any purchase right under the Plan if and to the extent such accrual, when aggregated with (I) common stock rights accrued under other purchase rights outstanding under the Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Internal Revenue Code) of the company or its corporate affiliates, would otherwise permit such participant to purchase more than $25,000 worth of stock of the Company or any corporate affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the participant) for each calendar year such rights are at any time outstanding.

          For purposes of applying the accrual limitations of the Plan, the right to acquire common stock pursuant to each purchase right outstanding under the Plan will accrue as follows:

          (i)           The right to acquire common stock under each such purchase right will accrue in a series of successive quarterly installments as and when the purchase right first becomes exercisable for each installment as provided in the terms of the Plan.

          (ii)          No right to acquire common stock under any outstanding purchase right will accrue to the extent the participant has already accrued in the same calendar year the right to acquire $25,000 worth of common stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to that purchase right or one or more other purchase rights which may have been held by the participant during such calendar year.

          (iii)         If by reason of the Plan limitations, the participant’s outstanding purchase right does not accrue for a particular purchase date of any purchase period, then the payroll deductions which the participant made during that quarterly period with respect to such purchase right will be promptly refunded.

          Status of Plan under Federal Tax Laws

          The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. However, after the effective date of the Plan, the Plan Administrator may, at its discretion, cease to administer the Plan as a qualified employee stock purchase plan under Code Section 423. Accordingly, share purchases effected under the Plan at any time after the Plan ceases to be administered as a qualified employee stock purchase plan under Code Section 423 (whether pursuant to purchase rights granted before or after the Plan ceases to be qualified) would result in taxable income to each participant equal to the excess of the fair market value of the purchased shares on the purchase date over the purchase price paid for such shares.

          Amendment and Termination

          The Plan Administrator may at any time and for any reason terminate or amend the Plan.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval in such a manner and to such a degree as required.

          Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board is entitled to change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s base compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

          Without limiting the foregoing, in the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (i)          altering the purchase price for any purchase period including a purchase period underway at the time of the change in purchase price;

          (ii)          shortening any purchase period so that the purchase period ends on a new date, including a purchase period underway at the time of the Board action; and

          (iii)         Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

          General Provisions

          The Plan will terminate upon the earlier of (i) such date as is determined by the Company in its sole discretion or (ii) the date on which all shares available for issuance under the Plan will have been sold pursuant to purchase rights exercised under the Plan.

          Insider Participants

          With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (“1934 Act”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Plan Administrator fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administrator.

          Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) will be deemed automatically to be incorporated by reference into the Plan insofar as participants subject to Section 16 are concerned.

          New Plan Benefits

          Only employees of the Company are eligible to receive benefits under the Plan.  The Company’s non-employee directors are not eligible to receive any benefits under the Plan.    The benefits that will be received under the Plan by our executives and by all eligible employees are not currently determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE APPROVAL OF THE COMPANY’S 2006 EMPLOYEE
STOCK PURCHASE PLAN AS SET FORTH IN PROPOSAL 3

PROPOSAL 4

AMENDMENT TO SECTION 3.2 OF THE
AMENDED AND RESTATED BYLAWS OF THE CORPORATION

          Section 3.2 (a) of the Company’s Amended and Restated Bylaws states that the authorized number of directors of the Company shall be not less than three nor more than five.  In August, 2005, the Nominating and Corporate Governance Committee discussed size and composition of the Board.  In order to be prepared for future growth of the Company and changes in the Board composition, the Committee discussed the possibility of increasing the number of Board members.  Subsequently, the Committee members recommended to the Board that the Company’s Bylaws be amended to allow for expansion of the Board.

          The Board of Directors of the Company has approved a proposal to amend Section 3.2 (a) of the Bylaws to specify that the authorized number of directors of the Company shall be not less than three (3) nor more than seven (7).  The proposed amendment to the Amended and Restated Bylaws (the “Bylaw Amendment”) is attached hereto as Appendix B.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE APPROVAL OF AN AMENDMENT TO SECTION 3.2
 OF THE AMENDED AND RESTATED BYLAWS OF THE
 CORPORATION AS SET FORTH IN PROPOSAL 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 31, 2006, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and nominees for directors, (iii) the Chief Executive Officer and each of the four other most highly compensated officers (collectively, the “Named Executive Officers”) and (iv) all executive officers and directors of the Company as a group.  Unless otherwise indicated below, the address for each beneficial owner listed is c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131.

	Number of Shares Beneficially Owned(1)

Name	Number	Percent

Raymond D. Zinn (3)	11,642,231	13.8
Warren H. Muller (2)	11,276,072	13.5
Wasatch Advisors, Inc. (4) 150 Social Hall Avenue Salt Lake City, UT 84111	6,717,693	8.0
Barclays Global Investors, NA (5) 45 Fremont Street San Francisco, CA 94105	6,074,202	7.3
Richard D. Crowley (6)	531,090	*
Robert Whelton (7)	321,160	*
Jung-Chen Lin (8)	131,278	*
James G. Gandenberger (9)	121,938	*
George Kelly (10)	110,250	*
Donald H. Livingstone (11)	15,600	*
David W. Conrath (12)	3,750	*
Michael J Callahan	—	*
All executive officers and directors as a group (13)	14,799,099	17.0

*Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2006 are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.  Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Includes 180,000 shares subject to stock options exercisable within 60 days of March 31, 2006.
(3)	Includes 567,857 shares subject to stock options exercisable within 60 days of March 31, 2006.
(4)	Based on a Schedule 13G filed February 14, 2006.
(5)	Based on a Schedule 13G filed jointly with Barclays Global Fund Advisors on January 26, 2006.
(6)	Includes 526,475 shares subject to stock options exercisable within 60 days of March 31, 2006.
(7)	Includes 315,898 shares subject to stock options exercisable within 60 days of March 31, 2006.
(8)	Includes 122,910 shares subject to stock options exercisable within 60 days of March 31, 2006.
(9)	Includes 113,150 shares subject to stock options exercisable within 60 days of March 31, 2006.
(10)	Includes shares held of record by the Kelly Family Trust of which Mr. Kelly is a trustee; includes 51,250 shares subject to stock options exercisable within 60 days of March 31, 2006.
(11)	Includes 15,000 shares subject to stock options exercisable within 60 days of March 31, 2006.
(12)	Includes 3,750 shares subject to stock options exercisable within 60 days of March 31, 2006.
(13)	Includes 3,474,309 shares subject to stock options exercisable within 60 days of March 31, 2006.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

          Information regarding each of our executive officers as of March 31, 2006 is set forth below.

Name	Age	Position

Raymond D. Zinn	68	President, Chief Executive Officer and Chairman of the Board
Robert Whelton	66	Executive Vice President of Operations
Robert J. Barker	59	Vice President, Corporate Business Development
Richard D. Crowley, Jr.	49	Vice President, Finance and Chief Financial Officer
James G. Gandenberger	45	Vice President, Wafer Fab and Foundry Operations
Jung-Chen Lin	52	Vice President, Ethernet Products
Mark Lunsford	48	Vice President, Worldwide Sales
Carlos Mejia	55	Vice President, Human Resources
Jack B. Small	54	Vice President, Analog Design, R&D
J. Vincent Tortolano	56	Vice President, General Counsel and Secretary
Scott Ward	51	Vice President, Test Division
Thomas Wong	50	Vice President, High Bandwidth Products
Richard Zelenka	50	Vice President, Quality Assurance

          The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Zinn whose information is included above under the caption “Proposal 1 Election of Directors,” are as follows:

          Mr. Whelton joined the Company as Executive Vice President of Operations in January 1998.  From 1996 to 1997, Mr. Whelton was employed by Micro Linear Corp., where he held the position of Executive Vice President in charge of operations, design, sales and marketing. Prior to Micro Linear, Mr. Whelton was employed by National Semiconductor Corp., from 1985 to 1996 where he held the position of Vice President of the Analog Division. Mr. Whelton holds a B.S.E.E. from U.C. Berkeley, and a M.S.E.E. from the University of Santa Clara.

          Mr. Barker has served as Vice President, Corporate Business Development since October 1999. Mr. Barker also served as the Company’s Secretary from May 2000 until May 2001. From April 1994 to September 1999 he held the position of Vice President, Finance and Chief Financial Officer. From April 1984 until he joined Micrel, Mr. Barker was employed by Waferscale Integration, Inc., where his last position was Vice President of Finance and Secretary. Prior to 1984, Mr. Barker held various accounting and financial positions at Monolithic Memories and Lockheed Missiles and Space Co. He holds a B.S. in Electrical Engineering and a M.B.A. from University of California at Los Angeles.

          Mr. Crowley joined the Company as Vice President, Finance and Chief Financial Officer in September 1999.  From December 1998 until he joined Micrel, Mr. Crowley was employed by Vantis Corporation as its Vice President, Chief Financial Officer. From 1980 to 1998 Mr. Crowley was employed by National Semiconductor Corporation, where his last position was Vice President, Corporate Controller.  He holds a B.B.A. in Finance from the University of Notre Dame and a Masters in Management in Accounting and Finance from Northwestern University.

          Mr. Gandenberger has served as Vice President of Wafer Fab Operations since July 2002.  From October 2000 to June 2002 he held the position of Managing Director of Wafer Fab Operations.  Prior to joining the Company, Mr. Gandenberger was employed by National Semiconductor Corporation from 1997 to 2000 as the Managing Director of Santa Clara Wafer Fabs.  From 1994 to 1997, Mr. Gandenberger was employed by Asyst Technologies where he held the position of Vice President, Sales and Marketing.  From 1984 to 1994, Mr. Gandenberger served in a variety of positions at LSI Logic, where his last position was Director of Operations of the VLSI CMOS Division.  Mr. Gandenberger holds a B.S. in Business Administration from Saint Mary’s College and a M.B.A from Golden Gate University.

          Mr. Lin has served as Vice president of Ethernet Group since April 2003.  He joined the Company through the acquisition of Kendin Communications Inc. in May 2001 as Vice President of Design of Kendin Operations. Prior to the acquisition, he served as Vice President of Engineering at Kendin from 1996 to 2001.  Prior to Kendin, Mr. Lin was employed by Pericom Semiconductors Corp as Design Manager of data communication group from April 1995 to April 1996.  He worked for Hitachi Micro Systems, Inc. as Principle Engineer from August 1993 to April 1995.  From 1990 to 1993, he was employed by Vitesse Semiconductor Corp., where he held a design manager position.  From 1986 to 1990, he worked for Philips Components at various locations as Senior Member of Technical Staff in Mixed Signal Circuit Design area.  Mr. Lin holds a Ph.D. and M.S.E.E. degrees from University of Cincinnati, and B.S.E.E. degree from National Taiwan University.

          Mr. Lunsford joined the Company in September 2001 as Vice President, Worldwide Sales.  Prior to joining Micrel, Mr. Lunsford was Director of Marketing and Business Development at Broadcom Corporation from 2000 to 2001. Prior to 2000, Mr. Lunsford held the position of Vice President, Worldwide Sales at Pivotal Technologies from 1999 until Pivotal was acquired by Broadcom in 2000.  Prior to 1999 Mr. Lunsford held various senior level management positions at Advanced Micro Devices from 1984 to 1999. He holds a B.S. degree in Mechanical Engineering from the University of California, Davis.

          Mr. Mejia joined the Company in June 1999 as Vice President, Human Resources. From 1976 until he joined Micrel, Mr. Mejia was employed by Analog Devices, Inc. where his last position was Director, Human Resources. Prior to Analog Devices, Inc., Mr. Mejia held various human resource positions at ROHR Industries and California Computer Products.  He holds a B.S. in Industrial Technology and a M.A.H.R. from the University of Redlands.

          Mr. Small has served as Vice President, Analog Design/R&D since June 2002.  Mr. Small also served as the Company’s Vice President, Wafer Fab from April 1998 until June 2002.  Prior to joining the Company, Mr. Small was employed by IC Works from 1996 to 1998, where he was Vice President of Operations. From 1971 to 1995, Mr. Small was employed by National Semiconductor Corp. where he held the position of Vice President of Linear Standard Products.  Mr. Small holds a B.A. in Physics from U.C. Berkeley and an M.A. in Physics and an M.B.A. from University of California at Los Angeles.

          Mr. Tortolano joined the Company in August 2000 as its Vice President, General Counsel. Mr. Tortolano has also served as the Company’s Secretary since May 2001. From 1999 until he joined the Company, Mr. Tortolano was employed by Lattice Semiconductor Corporation, where he held the position of Vice President, Co-General Counsel.  From 1983 to 1999, Mr. Tortolano was employed by Advanced Micro Devices, Inc., where his last position was Vice President, General Counsel of AMD’s Vantis subsidiary.  Mr. Tortolano holds a B.S.E.E. from Santa Clara University and a Juris Doctor degree from University of California at Davis.

          Mr. Ward joined the Company in August 1999 as Vice President, Test Division. From 1997 until he joined Micrel, Mr. Ward was employed by QuickLogic Corporation as Vice President of Engineering. From 1980 to 1997, Mr. Ward was employed by National Semiconductor Corporation where he held various Product Line Director positions in the Analog Division. Mr. Ward holds a B.S.E.T. degree from California Polytechnic University at San Luis Obispo.

          Mr. Wong joined the Company in November 1998 as its Vice President, High Bandwidth Products. Prior to joining the Company, Mr. Wong was a co-founder of Synergy Semiconductor and held various management positions including Chief Technical Officer, Vice President Engineering, Vice President Standard Products and Vice President Product Development for Synergy Semiconductor from 1987 to November 1998 at which time Synergy was acquired by the Company. From 1978 to 1986, Mr. Wong was employed by Advanced Micro Devices where his last position was Design Engineering Manager.  He holds a B.S.E.E. from the University of California at Berkeley and a M.S.E.E. from San Jose State University.

          Mr. Zelenka has served as Vice President, Quality Assurance since August 2000. From January 1998 to July 2000 he held the position of Director of Product Assurance. Prior to joining the Company, Mr. Zelenka was employed by National Semiconductor from 1987 to 1998 as a Senior Quality Manager. From 1983 to 1987 Mr. Zelenka was employed by Fairchild Semiconductor where he held the position of Wafer Fab Quality Manager.  He holds a B.S. in Chemical Engineering from the University of Wyoming.

CORPORATE GOVERNANCE

Committees and Meetings of the Board of Directors

          The Board of Directors held four regularly scheduled or special meetings during the fiscal year ended December 31, 2005, and acted four times by written consent.  Each member of the Board of Directors who served during 2005 attended at least 75% of the total number of meetings of the Board of Directors and of the Committees on which he served during the year.  In addition, the independent directors of the Board met in executive session, without the Chief Executive Officer of the Company present, six times in 2005.

          The Company has standing Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

Director Independence

          The Nasdaq Stock Market rules require a majority of the Company’s Board of Directors to be independent of the Company and its management.  The board has a responsibility to make an affirmative determination that no such relationships exist through the application of Nasdaq Marketplace Rule 4200 (definition of “independence”).  Our Board has affirmatively determined that all of its members are independent under these rules, except for Mr. Zinn, who is an employee of the Company.

Board Committees

          The Company has three standing Board committees: Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee.  Information on each committee is presented below.

          Audit Committee.   The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, directing and monitoring the Company’s internal audit function, reviewing and monitoring the annual audit of the Company’s financial statements, internal controls, accounting practices and policies and related tasks as specified in its charter or required by the applicable Nasdaq rules.  The members of the Audit Committee presently are Messrs. Livingstone, Kelly, Conrath and Callahan, each an independent director as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and in accordance with the listing standards of the Nasdaq National Market.  Messrs. Livingstone and Kelly qualify as audit committee financial experts within the definition adopted by the Securities and Exchange Commission in Item 401(h) of Regulation S-K.  In 2005, the Audit Committee met in person six times and each incumbent member of the audit committee attended at least 75% of those meetings, with the exception of David Conrath and Michael Callahan who joined the committee in May 2005 and August 2005, respectively].  Please see the information under the caption “Audit Committee Report” for further information regarding the Audit Committee.  The Board of Directors adopted and approved a new charter for the Audit Committee on December 13, 2004.  A copy of the charter is available at www.micrel.com.

          Compensation Committee.  The Compensation Committee makes recommendations to the Board of Directors regarding all forms of compensation to executive officers and directors and all bonus and stock compensation to employees, administers the Company’s stock option plans and performs such other duties as may from time to time be determined by the Board of Directors.  The Compensation Committee consists of Messrs. Callahan, Conrath, and Livingstone, each an independent director as defined by the listing standards of the Nasdaq National Market.  The Compensation Committee met four times in 2005, and acted twice by written consent.  The Compensation Committee adopted a Committee Charter in November 2002.  The Charter was updated and approved in January 2005.  A copy of the Charter is available at www.micrel.com.

          Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding nominees for the Board, monitors the size and composition of the Board, assists the Board with review and consideration of developments in corporate governance practices and performs such other duties as the Board of Directors shall from time to time prescribe.  The Nominating and Corporate Governance Committee consists of Messrs. Kelly, Conrath, and Callahan, each an independent director as defined by the listing standards of the Nasdaq National Market.  The Nominating and Corporate Governance Committee met five times in 2005.  The Nominating and Corporate Governance Committee has identified in Proposal 1 its nominees for election at the Annual Meeting.  As set forth in the Company’s 2005 Proxy Statement, shareholder proposals must have been received no later than March 1, 2006, to be considered at the Annual Meeting.  No shareholder proposals were received by the Secretary within such time and, accordingly, there were no nominees recommended by the shareholders to be considered by the Nominating and Corporate Governance Committee for election at the Annual Meeting.  With respect to the election of directors at the 2007 annual meeting, the Nominating and Corporate Governance Committee will consider shareholder nominations if they are timely, in accordance with the provisions set forth in this Proxy Statement under the caption “Shareholder Proposals.”

          The Board of Directors adopted and approved a charter for the Nominating and Corporate Governance Committee on November 21, 2002.  A copy of the charter is available at www.micrel.com.

Nomination Process

          The Nominating and Corporate Governance Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service or the committee or Board of Directors decides not to re-nominate a member for re-election, the Committee identifies the desired skills and experience of a new nominee consistent with the Committee’s criteria for Board of Directors service.  Current members of the Board of Directors and management are polled for their recommendations.  Research may also be performed or third parties retained to identify qualified individuals.  To date, the Company has not engaged third parties to identify or evaluate potential nominees; however, the Company may in the future choose to do so.

          The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, and any such recommendations should be forwarded to the Nominating and Corporate Governance Committee in writing at our executive offices as set forth in this Proxy Statement.  Such recommendations should include the following information:

•	such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;

•	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the audit committee; and

•	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the Nasdaq National Market.

          The Company will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors.  Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by board members, management or other parties.

          The Nominating and Corporate Governance Committee evaluates director candidates based upon a number of criteria, including:

•	a high level of personal and professional integrity;

•	commitment to promoting the long term interests of the Company’s security holders and independence from any particular constituency;

•	professional and personal reputations that are consistent with the Company’s values;

•

broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on the semiconductor industry generally, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•	adequate time to devote attention to the affairs of the Company;

•

such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the Securities and Exchange Commission and the Nasdaq National Market; and

•	board balance in light of the Company’s current and anticipated needs and the attributes of the other directors and executives.

Security Holder Communication with Board Members

          Any holder of the Company’s securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to the Company’s General Counsel at our executive offices as identified in this Proxy Statement.  Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

          The Company’s General Counsel will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication.  The Company’s General Counsel may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the Company or any of its operating units. The Company’s policies regarding the handling of security holder communications were approved by the Board of Directors, including a majority of our independent directors.

Annual Meeting Attendance

          The policy of the Board of Directors is that all directors attend the Annual Meeting of Stockholders, absent circumstances that prevent attendance.  All directors attended the Annual Meeting of Shareholders held in 2005.

Compensation Committee Interlocks and Insider Participation

          There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such relationship existed in the past.

2005 Compensation of Non-employee Directors

          Annual compensation of non-employee directors of the Company is comprised of the following components:  cash compensation consisting of meeting and committee fees; and equity compensation, consisting of initial stock option grants and annual automatic grants.  Each of these components is described in more detail below.  The total compensation of our non-employee directors in 2005 is provided in the following table:

Director	Board Meeting Fees ($)	Committee Meeting Fees ($)	Initial/Annual Stock Option Grants (#)

Michael J. Callahan	2,500	1,250	15,000

David W. Conrath	3,500	2,500	15,000

George Kelly	4,500	4,500	10,000

Donald H. Livingstone	4,500	4,500	10,000

          Non-employee directors of the Company receive $1,250 compensation for each meeting of the Board of Directors attended and $1,250 for each committee meeting not held in conjunction with a Board meeting. Prior to May 27, 2005, non-employee directors of the Company received $1,000 for each meeting of the Board of Directors attended and $1,000 for each committee meeting not held in conjunction with a Board meeting.

          The Company’s 2003 Incentive Award Plan, as amended, provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. In accordance with the 2003 Plan on the date of each annual shareholders’ meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 10,000 shares of the Company’s Common Stock. In addition, new Board members receive an initial option grant to purchase 15,000 shares of the Company’s Common Stock upon commencement of Board service. All options granted to non-employee directors will have an exercise price equal to 100% of the fair market value, defined as the closing price of a share of the Company’s Common Stock on the Nasdaq National Market on the trading day previous to the date of grant, and become exercisable at the rate of 25% per year.

EXECUTIVE COMPENSATION

          The following table sets forth the annual compensation earned during the years ended December 31, 2005, 2004 and 2003 by each of the Company’s Named Executive Officers:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
				Other Annual Compen- sation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Securities Underlying Options(#)	All Other Compensation (2)

Raymond D. Zinn,	2005	312,559	312,260	—	80,000	24,147
President, Chief Executive Officer	2004	322,826	222,100	—	125,000	14,583
and Chairman of the Board	2003	301,625	—	—	3,095	16,796
Robert Whelton,	2005	247,152	95,080	—	40,000	2,819
Executive Vice President	2004	227,790	85,100	—	40,000	2,819
Operations	2003	209,687	—	—	42,247	1,465
James G. Gandenberger,	2005	199,510	95,070	—	60,000	333
Vice President, Wafer Fab and	2004	185,525	88,100	—	20,000	222
Foundry Operations	2003	182,336	50,500	—	84,503	222
Jung-Chen Lin (4),	2005	212,107	75,070	—	25,000	511
Vice President, Ethernet Products	2004	202,984	68,100	—	—	511
	2003	183,273	—	—	110,000	333
Richard D. Crowley, Jr.,	2005	203,707	83,320	—	25,000	333
Vice President Finance & CFO	2004	189,518	81,990	—	80,000	333
	2003	170,633	—	—	31,792	333

(1)

The amounts indicated in this column represent cash bonuses made to each executive officer based on the Company’s performance and each executive officer’s performance relative to specific individual criteria. All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year. The 2005 Bonus Plan is discussed in further detail under the heading “Bonus.”

(2)	Represents premiums paid on term life insurance and an automobile allowance for Mr. Zinn of $14,302 in 2003, $14,583 in 2004, and $14,583 in 2005.

STOCK OPTION GRANTS AND EXERCISE

Option Grants in Last Fiscal Year

          The following table provides certain information with respect to the grant of stock options under the Company’s 2003 Incentive Award Plan to each of the Named Executive Officers during the fiscal year ended December 31, 2005.

	Number of Securities Underlying Options Granted(1)	% of Total Options to Employees in Fiscal Year(2)	Exercise Price Per Share(3)		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
				Expiration Date
Name					0%	5%	10%

Raymond D. Zinn	80,000	4.35%	$10.76	3/9/2015	$—	$413,807	$1,168,704
Robert Whelton	40,000	2.17	9.78	3/9/2015	—	246,024	623,472
James G. Gandenberger	60,000	3.26	10.88	9/26/2015	—	410,542	1,040,395
Jung-Chen Lin	25,000	1.36	9.78	3/9/2015	—	153,765	389,670
Richard D. Crowley, Jr.	25,000	1.36	9.78	3/9/2015	—	153,765	389,670

(1)	The option vests in equal installments over five years.
(2)	The total number of shares underlying all options granted to employees in 2005 was 1,840,200.
(3)

The exercise price for all stock option grants is the fair market value of our common stock on last trading day immediately prior to the date of grant, with the exception of grants to Mr. Zinn which represent 110% of the fair market value of our common stock on last trading day immediately prior to the date of grant.

(4)

The potential realizable value portion of the foregoing table is required by the rules of the Securities and Exchange Commission and does not represent our estimates or projections of the future price of our common stock. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Values

          The following table sets forth for each of the Named Executive Officers certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s common stock as of December 31, 2005.

			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005($)(1)
	Shares Acquired on Exercise(#)	Value Realized($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Raymond D. Zinn	—	$—	526,238	181,857	$1,349	$68,584
Robert Whelton	100,000	457,356	339,898	113,349	1,662,919	145,870
James G. Gandenberger	—	—	103,950	91,553	66,425	49,693
Jung-Chen Lin	—	—	117,910	51,001	306,048	67,871
Richard D. Crowley, Jr.	—	—	515,116	111,676	15,680	106,023

(1)

Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 2005 which was $11.59 and the exercise price of the Named Executive Officers’ respective options.

Employment Agreements

          None of the Named Executive Officers, or any other employee, has an employment agreement with the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

          Compensation Philosophy. The Compensation Committee believes that the primary goal of the Company’s compensation program should be related to creating shareholder value. The Compensation Committee seeks to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company’s long-term success, to reward the achievement of the Company’s short-term and long-term strategic goals, to link executive officer compensation and shareholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance.

          The compensation of the Company’s executive officers consists of three principal components: salary, bonus and long-term incentive compensation in the form of stock options. The Compensation Committee has reviewed all components of the executive officers’ 2005 compensation, including salary, bonus and stock options. Summary tally sheets setting forth all these components for the executive officers were prepared and reviewed by the Compensation Committee in 2005. The Compensation Committee plans to review tally sheets at least on an annual basis.

          The Compensation Committee meets at least twice during the year. A few days prior to each meeting, management presents to the Compensation Committee the CEO’s proposed compensation for review and analysis in the context of all the components of his total compensation. Compensation Committee members then have time prior to the upcoming meeting to ask for additional information and to raise further questions and have further discussions. Compensation decisions are then made at the scheduled Committee meeting. In the process of reviewing each compensation component, the Company provides the Compensation Committee with internal information showing the relationship between each executive level of compensation within the Company.

          Salary. Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) the scope of the executive officer’s on-going duties, (iv) general changes in the compensation peer group in which the Company competes for executive talent, and (v) the Company’s financial performance generally. The weight given such factors by the Compensation Committee may vary from individual to individual. Due to the difficult business conditions impacting the semiconductor industry since early 2001, no salary increases were given to executive officers for 2001, 2002 and 2003. Furthermore, all executive officers were subject to pay reductions from April 2001 through December 31, 2003. In 2004 and 2005, all executive officers received a pay increase, in line with merit increase targets approved by the Compensation Committee for all employees for 2004.

          Bonus. In order to increase incentives for outstanding performance, a portion of each executive officer’s compensation is paid in the form of contingent cash bonuses. The bonus amounts for executive officers are dependent in part on the Company’s net income performance, as well as individualized criteria such as achievement of specified goals for the department or divisions for which the executive officer has responsibility and satisfactory completion of special projects supervised by the executive officer.

          In February 2005, the Compensation Committee and the Board established a total bonus pool target as a percentage of the Company’s operating profit. The Compensation Committee and the Board also established profiles for the individual Executive, Discretionary Exempt and Profit Sharing pools available for bonus payments, and payout targets related to the Company’s achievement of specific pre-determined earnings per share goals. Based on the Company’s achievement of earnings per share of $0.36 for 2005 (calculated on GAAP earnings less non-recurring items), the Compensation Committee subsequently established, and the Board approved, a bonus payout for the CEO and executive officers which was above the minimum threshold for payout, but less than 100% of the pre-determined target, based on the pre-established profile for the Executive Bonus Pool.

          For 2006, the Compensation Committee and Board have approved a plan for the payment of cash bonuses to certain U.S. employees and employees of certain foreign subsidiaries (the “2006 Bonus Plan”). The Bonus Plan is effective beginning on January 1, 2006 and is intended to remain effective for calendar year 2006, at the discretion of the Board based on business conditions and Company performance. The Company’s Chief Executive Officer and the four most-highly-compensated executive officers, as well as other vice presidents and certain other employees, are eligible to participate in the 2006 Bonus Plan.

          Specifically for calendar year 2006, the Compensation Committee and the Board have established payout targets for the 2006 Bonus Plan related to the Company’s achievement of specific pre-determined earnings per share goals. The Committee and Board have also approved the payout profile for the 2006 Executive, Discretionary Exempt and Profit Sharing pools available for bonus payments. The payout profile provides for the respective bonus pools based on the level of the Company’s attainment of its earnings per share goals. Bonus payments out of each bonus pool are based on specific individual criteria, as evaluated by the Compensation Committee and the Board. As approved by the Compensation Committee and the Board, no bonus payouts will be made to the CEO and the executive officers if the Company achieves less than a pre-determined level of earnings per share for calendar year 2006.The Board and Compensation Committee reserve the right to modify goals, targets, amounts and criteria at any time.

          Bonus payments (if any) will be payable to eligible employees in cash, less applicable withholdings, and are normally made in February or March following the calendar-year performance period during which the bonuses were earned. The Bonus payable under the 2006 Bonus Plan with respect to the CEO and other executive staff members will be determined by the Compensation Committee, comprised of the independent members of the Board. Bonuses payable under the 2006 Bonus Plan with respect to all employees other than the CEO and executive staff members will be determined by the Board or its designee upon the recommendation of the Compensation Committee.

          Long-Term Incentive Awards. Stock options serve to further align the interests of management and the Company’s shareholders by providing executive officers with an opportunity to benefit from the stock price appreciation that can be expected to accompany improved financial performance. Options also enhance the Company’s ability to attract and retain executives. The number of option shares granted and other option terms, such as vesting, are determined by the Compensation Committee, based on recommendations of management in light of, among other factors, each executive officer’s level of responsibility, prior performance, other compensation, and option awards to officers at other companies of similar size and geographic location using published compensation sources. However, the Company does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

          Eligible employees typically receive an initial grant of options upon commencement of employment with the Company. The typical option award for all employees, including the CEO and executive officers, vests in equal annual amounts over a period of five years. The Company also maintains a program for granting annual stock option awards after an eligible employee’s initial grant of options has vested in its entirety. Annual options awards are established and approved for an eligible employee based on the relative size and competitiveness of the employee’s initial grant of options, the employee’s job performance, increasing job responsibilities, if any, and option awards to employees at other companies of similar size and geographic location using published compensation sources. In 2005, certain executive officers were eligible for, and received, individual stock option awards under the Company’s 2003 Plan, equivalent to between approximately ten percent and twenty-five percent of the individual officer’s initial stock option grant upon commencement of employment with the Company.

          The recently issued Statement of Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment” will require the Company to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The ultimate impact from the adoption of this accounting standard is uncertain but it is expected to significantly increase the Company’s stock-based compensation expense in future periods after adoption. The Company may decide to reduce the number of stock option grants to all employees, including the CEO and executive officers, to minimize the cost associated with share based incentive awards. Nevertheless, the Company intends to continue to use long-term, equity-based incentive awards as part of its employee compensation program.

          Chief Executive Officer Compensation. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Raymond D. Zinn’s base salary for the fiscal year ended December 31, 2005 was $312, 559. Mr. Zinn also received a bonus of $312,260 for 2005. Mr. Zinn’s base salary and bonus were established by the Compensation Committee, in part, by comparing the base salaries and bonuses of chief executive officers at other companies of similar size and geographic location using published compensation sources. Mr. Zinn’s compensation is also based on his position and responsibilities, his past and expected contribution to the Company’s future success and on the achievement of financial goals and objectives set by the Company prior to the beginning of each year. The Compensation Committee fully evaluates all available data and makes a determination as to Mr. Zinn’s performance prior to making its recommendation to the Board regarding all elements of Mr. Zinn’s compensation.

          In 2005, the Compensation Committee awarded Mr. Zinn a stock option under the 2003 Plan, exercisable for 80,000 shares of Company common stock, which vests in equal yearly installments over the Company’s standard five-year vesting schedule. In determining the amount of options to be granted, the Compensation Committee reviewed data for chief executive officers by companies of similar size and geographic location using published compensation sources. Mr. Zinn’s option grant in 2005 was determined based on an assessment of the compensation data and the Company’s overall financial performance.

          During fiscal year ended December 31, 2005, net revenues decreased 3% to $250.4 million for the year ended December 31, 2005 from $257.6 million in 2004, and gross margin increased to 53.4% for the year ended December 31, 2005 from 47.6% for the year ended December 31, 2004. Net income decreased to $25.4 million in 2005, from $31.3 million in 2004, and earnings per share decreased to $0.29 from $0.34 in 2004. The 2005 results include a $9.3 million pre-tax charge related to an unfavorable jury award in a contract dispute, which reduced earnings per share by $0.07. Micrel is currently appealing this verdict. In 2004, net income benefited from the reversal of accruals for potential payroll tax and income tax liabilities upon the resolution of a tax audit which resulted in an aggregate, one-time increase in net income of $6.3 million, or $0.07 per diluted share.

          The Compensation Committee has reviewed all components of Mr. Zinn’s and executive officers’ compensation, including base salary, bonus and long-term incentive compensation and utilized published resources to perform competitive peer compensation analysis. Based on this review, the Compensation Committee determined that the Chief Executive Officer’s and all other executive officers’ compensation is consistent with the Company’s peer group and is consistent with the Company’s financial performance and the individual performances of each of the executive officers. The Compensation Committee believes that the Chief Executive Officer’s and all other executive officers’ total compensation in the aggregate is reasonable and not excessive. The Compensation Committee specifically considered that the Company does not maintain any employment contracts, change of control agreements or deferred compensation plans with its executive officers and, except as stated otherwise below for the Chief Executive Officer, does not provide perquisites to such individuals.

          Policy Regarding Deductibility of Compensation. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held corporation, which is not performance-based compensation, is limited to no more than $1 million per year per officer. It is not expected that the compensation to be paid to the Company’s executive officers for the fiscal year ended December 31, 2006 will exceed the $1 million limit per officer. Option grants under the 2003 Incentive Award Plan are intended to qualify as performance-based compensation not subject to the $1 million limitation.

COMPENSATION COMMITTEE

Michael Callahan, Chairman
David Conrath
Donald Livingstone

AUDIT COMMITTEE REPORT

          The Audit Committee currently consists of Messrs. Livingstone, Kelly, Conrath and Callahan, with Mr. Livingstone serving as the chairman of the Audit Committee and one of the Audit Committee’s financial experts. The Company’s Audit Committee is composed solely of “independent” directors, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, and operates under a written charter adopted by the Board of Directors on December 13, 2004, a copy of which is available at www.micrel.com.

          Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The independent registered public accounting firm is also responsible for performing an audit of the Company’s internal control over financial reporting and expressing opinions on management’s assessment and the operating effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

          The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2005. The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm;

•	reviewed and discussed management’s assessment of internal control over financial reporting with management, the Senior Internal Auditor, and PricewaterhouseCoopers LLP;

•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•

received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them.

          Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

          The audit committee report shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE

Donald Livingstone, Chairman
George Kelly
David Conrath
Michael Callahan

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

          The Nominating and Corporate Governance Committee currently consists of Messrs. Kelly, Conrath, and Callahan, with Mr. Kelly serving as the chairman of the Committee. Our Nominating and Corporate Governance Committee is composed of “independent” directors, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, and operates under a written charter adopted by the Board of Directors, a copy of which is available at www.micrel.com.

          The Nominating and Corporate Governance Committee is appointed by the Board to assist and advise the Board on composition and operation of the Board, including membership selection, committee selection and rotation practices, and to assist with review and consideration of developments in corporate governance practices. The primary objectives of the Nominating and Corporate Governance Committee are to assist the Board by: (i) considering and/or recruiting individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of the Company’s stockholders; (ii) recommending members of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board who are qualified and experienced “independent” directors; (iii) assisting management and the Board in developing and recommending to the Board corporate governance policies and procedures applicable to the Company; and (iv) monitoring compliance with appropriate corporate governance practices as they relate to the duties of both management and the Board. All powers of the Nominating and Corporate Governance Committee are subject to the restrictions designated in the Company’s bylaws and by applicable law.

          During 2005, the Nominating and Corporate Governance Committee conducted a search for a candidate to replace Mr. Larry Hansen, who retired as a regular member of the Board, effective as of the 2005 Annual Meeting. The Committee also conducted a search for a candidate to replace Mr. Warren Muller, who retired as a member of the Board in August 2005. After reviewing and discussing the qualifications of all candidates, the Committee recommended to the Board, and the Board approved the recommendation that David Conrath be nominated to stand for election at the 2005 Annual Meeting to replace Mr. Hansen. The Committee also recommended, and the Board approved the recommendation, that Michael Callahan be appointed to the Board to replace Mr. Muller. The Committee has recommended to the Board, and the Board has approved the recommendation, that Raymond Zinn, George Kelly, Donald Livingstone, David Conrath and Michael Callahan be nominated for election to serve until the 2007 Annual Meeting of Shareholders or until their successors are elected and qualified.

          Also during 2005, the Nominating and Corporate Governance Committee performed various corporate governance activities including reviewing and approving items for inclusion in the Corporate Governance section of the Company’s web site and discussion of Board and Board Committee composition.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

George Kelly, Chairman
David Conrath
Michael Callahan

DISCLOSURE AND INTERNAL CONTROL COMMITTEE REPORT

          The Disclosure and Internal Control Committee currently consists of Messrs. Barker, Crowley, Lunsford, Tortolano, Whelton, and Mark Cummings, the Company’s Corporate Controller. Meetings of the Disclosure and Internal Control Committee are regularly attended by Ms. Nina Brody, the Company’s Senior Internal Auditor. Ms. Brody reports directly to the Company’s Audit Committee.

          The Disclosure and Internal Control Committee is established as part of the Company’s commitment to disclosure controls and procedures. The essential role of the Disclosure and Internal Control Committee is to expand the formal participation of the operating and legal functions of the Company into the Company’s financial disclosure process, and to define roles and responsibilities in the financial reporting process. The primary objectives of the Disclosure and Internal Control Committee are to actively contribute to the financial reporting process, including contributions to the financial statements, review of material accounting estimates, review of the financial statements, development and implementation of internal controls, development and implementation of disclosure controls and procedures, obtaining confirmations from certain personnel, and other matters as reasonably required. All powers of the Disclosure and Internal Control Committee are subject to the restrictions designated in the Corporation’s bylaws and by applicable law.

          During 2005, the Disclosure and Internal Control Committee met four times. Each quarter, the Committee reviews the Company’s draft financial statements on Form 10-Q or Form 10-K, as applicable. The Committee discusses relevant items from the balance sheet and income statement. Once the Committee determines that there are no revenue recognition issues and that all reserves have been properly taken and risk factors properly documented, it approves the financial statements for inclusion in the Company’s Form 10-Q or Form 10-K, as appropriate, to be filed with the Securities and Exchange Commission.

          The Disclosure and Internal Control Committee also receives a report each quarter from Mr. Cummings on certification letters received from various Company employees covering the quarterly or yearly reporting period in question. The certification letters provide disclosure of items not previously reported, as appropriate, to the Chief Financial Officer, the General Counsel, the Controller, or the Vice President of Worldwide Sales. The Committee discusses all items in the letters received relating to any liabilities, binding legal obligations, customer claims and/or existing or potential violations of federal, state or local environmental regulations. The Committee also discusses any outstanding claims against the Company, and any existing issues concerning legal or regulatory requirements. Based on the certification letters received, and a consideration of the issues discussed, the Committee determines whether there are any significant unrecorded liabilities, binding legal obligations, customer claims and/or existing or potential violations of federal, state or local environmental regulations.

          The Disclosure and Internal Control Committee also receives a report each quarter from Ms. Brody on the Company’s activities regarding internal control procedures and Sarbanes-Oxley Section 404 compliance. Ms. Brody reports on progress of the Company’s Internal Control Program, including internal testing and policy documentation activities. Ms. Brody also presents a summary of internal control testing results, discusses any control issues discovered, and outlines the remedial actions taken for such issues. Ms. Brody also indicates to the Committee whether there are any findings of significant deficiencies or material weaknesses in the Company’s financial controls.

DISCLOSURE AND INTERNAL CONTROL COMMITTEE

Mark Cummings
Robert Barker
Richard Crowley
Mark Lunsford
Vincent Tortolano
Robert Whelton

EQUITY COMPENSATION PLAN INFORMATION

          The following table sets forth information as of December 31, 2005 for all of our current equity compensation plans, including our 1989 Stock Option Plan, our 1994 Stock Option Plan, our 1996 Amended and Restated Employee Stock Purchase Plan, our 2000 Non-Qualified Stock Incentive Plan (“2000 Plan”), and our 2003 Incentive Award Plan (the “2003 Plan”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)		(b)	(c)
Equity Compensation Plans Approved by Security Holders	12,400,612	(1)	$12.62	4,575,373	(2)
Equity Compensation Plans Not Approved by Security Holders	86,391	(3)	$16.28	112,074	(4)
Total	12,487,003		$12.65	4,687,447

(1)

Includes (i) 5,644,890 shares of common stock issuable upon the exercise of options granted under the 2003 Plan, of which 1,961,547 shares were exercisable as of December 31, 2005 (ii) 6,656,522 shares of common stock issuable upon the exercise of options granted under the 1994 Plan, of which 6,171,077 shares were exercisable as of December 31, 2005, and (iii) 99,200 shares of common stock issuable upon the exercise of options granted under our 1989 Stock Option Plan, all of which were exercisable as of December 31, 2005.

(2)	Represents the remaining shares of common stock available for issuance under the 2003 Plan.
(3)	Represents shares of common stock issuable upon the exercise of options granted under the 2000 Plan, of which 59,216 shares were exercisable as of December 31, 2005.
(4)	Represents the remaining shares of common stock available for issuance under the 2000 Plan.

Stock Performance Graph

          Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Stock Performance Graph shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

          The following stock performance graph compares the percentage change in the cumulative total shareholder return on the Company’s common stock from December 31, 2000 through the end of the Company’s last fiscal year, December 31, 2005, with the percentage change in the cumulative total return for The Nasdaq Stock Market (U.S. Companies) and the Goldman Sachs Technology Index. The comparison assumes an investment of $100 on December 31, 2000 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Summary of the 2000 Non-Qualified Stock Incentive Plan

          In November 2000, the Compensation Committee and the Board approved the implementation of the 2000 Non-Qualified Stock Incentive Plan (the “2000 Plan”). The aggregate number of shares of common stock subject to issuance under the 2000 Plan may not exceed 200,000. The shares available for issuance under the 2000 Plan may be either previously un-issued shares or treasury shares. The 2000 Plan is administered by the Board or a committee designated by the Board (the “Administrator”). The Administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares subject to such award, to set, amend, construe and interpret the terms and conditions of the award, and to take any other action that is consistent with the terms of the 2000 Plan. Awards under the 2000 Plan were granted only to employees and consultants of the Company. Officers and directors of the Company were not eligible to receive awards under the 2000 Plan.

          In March 2005, the Company suspended granting options under the 2000 Plan, and no further options or awards will be granted under the 2000 Plan. However, options and awards granted under the 2000 Plan will continue to vest, and such options may be exercised in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent registered public accounting firm (“IRPAF”) for the year ended December 31, 2005. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. Moreover, they will be available to respond to appropriate questions from shareholders.

          The information below represents the aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the consolidated financial statements and reports for the year ended December 31, 2005 and for other services rendered during fiscal year 2005 on behalf of Micrel, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to Micrel.

	2005	2004

Integrated Audit Fees (1)	$687,800	$769,500
Audit Related Fees (2)	—	39,149
Tax Fees (3)	66,000	178,299
Other Tax Fees (4)	5,000	60,534
All Other Fees (5)	—	—

Total Fees	$758,800	$1,047,482

          (1) Integrated Audit Fees. The aggregate fees billed for professional services rendered for the integrated audit of our annual financial statements and our internal control over financial reporting for the fiscal years ending December 31, 2005 and December 31, 2004, and the reviews of the financial statements included in our Forms 10-Q, or services that are normally provided by the IRPAF in connection with statutory and regulatory filings or engagements.

          (2) Audit-Related Fees. The aggregate fees billed in the years ending December 31, 2005 and December 31, 2004 for assurance and related services by the IRPAF, which fees are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not included in the above paragraph.

           (3) Tax Fees. The aggregate fees billed in the years ending December 31, 2005 and December 31, 2004 for professional services rendered by the IRPAF for tax compliance, preparation of tax filings, and assistance with tax audits.

          (4) Other Tax Fees. The aggregate fees billed in each of the years ending December 31, 2005 and December 31, 2004 for professional services rendered by the IRPAF for tax advice and tax planning.

          (5) All Other Fees. No fees were billed for services rendered by the Company’s IRPAF, other than described above, for the fiscal years ending December 31, 2005 and December 31, 2004.

          All audit related services, tax services and other services were pre-approved by our Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the committee if it is to be provided by the IRPAF. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OTHER MATTERS

Annual Report and Financial Statements

          The 2005 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 2005, is enclosed with this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

          Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent of the Company’s common stock (“Reporting Persons”) are required to report, to the Securities and Exchange Commission and to the Nasdaq Stock Market, their initial ownership of the Company’s stock and other equity securities and any subsequent changes in that ownership, and to furnish the Company with copies of all these reports they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

          Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 2005, all Reporting Persons complied with all applicable filing requirements, except for the following late reports filed since the beginning of the fiscal year ended December 31, 2005, and the number of transactions reflected therein, covering executive and director stock option grants and purchases under the Company’s Employee Stock Purchase Plan (ESPP). Mr. Barker filed one late report which covered one transaction with a net increase of 20,000 shares; Mr. Callahan filed two late reports which covered an initial statement of beneficial ownership of securities and one transaction with a net increase of 15,000 shares; Mr. Conrath filed two late reports which covered an initial statement of beneficial ownership of securities and one transaction with a net increase of 15,000 shares; Mr. Crowley filed two late reports which covered two transactions with a net increase of 25,223 shares; Mr. Gandenberger filed three late reports which covered three transactions with a net increase of 61,083 shares; Mr. Kelly filed one late report which covered one transaction with a net increase of 10,000 shares; Mr. Lin filed two late reports which covered two transactions with a net increase of 26,146 shares; Mr. Livingstone file one late report which covered one transaction with a net increase of 10,000 shares; Mr. Mejia filed one late report which covered one transaction with a net increase of 8,000 shares; Mr. Small filed three late reports which covered three transactions with a net increase of 56,043 shares; Mr. Tortolano filed two late reports which covered two transactions with a net increase of 25,407 shares; Mr. Ward filed three late reports which covered three transactions with a net increase of 60,968 shares; Mr. Whelton filed two late reports which covered two transactions with a net increase of 40,675 shares; Mr. Wong filed three late reports which covered three transactions with a net increase of 31,500 shares; Mr. Zelenka filed two late reports covering two transactions with a net increase of 10,452 shares; and Mr. Zinn filed one late report which covered one transaction with a net increase of 80,000 shares. The late filings in 2005 were due primarily to a change in the Company’s Stock Administrator. Since discovering the missed filings, the Company has begun to develop and implement new procedures and training to ensure improved compliance on an on-going basis.

Shareholder Proposals

          Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before the Company’s 2007 annual meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, no later than March 7, 2007. A proposal to be brought before the annual meeting that is received after the deadline would be eligible to be presented at next year’s annual meeting and the Company’s proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

          Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company’s 2007 annual meeting of shareholders must be received by the Company not later than December 22, 2006, in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Certain Transactions

          During 2005, management and the Company had no relationships nor did it engage in any transactions as defined by Item 404 of Regulation S-K.

Other Business

          The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

          It is important that the proxies be voted promptly and that your shares be represented. Shareholders are urged to complete, sign and promptly return the accompanying proxy card in the enclosed envelope.

Annual Report on Form 10-K

          The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. A copy of this Form 10-K may be obtained by each shareholder receiving this Proxy Statement without charge upon request. Please direct such requests to: Micrel, Incorporated, Attention – Secretary, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800.

J. Vincent Tortolano
Secretary
April 21, 2006

Appendix A

MICREL, INCORPORATED
2006 EMPLOYEE STOCK PURCHASE PLAN

I.          PURPOSE

                    The Micrel, Incorporated 2006 Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the “Code”).

II.          DEFINITIONS

                    For purposes of administration of the Plan, the following terms shall have the meanings indicated:

                    Base Compensation means (i) the regular basic earnings paid to a Participant by one or more Participating Companies plus (ii) all contributions made on the Participant’s behalf pursuant to any qualified salary deferral arrangement under Section 401(k) of the Code in effect for Employees. The calculation of Base Compensation may also include, at the discretion of the Plan Administrator, overtime, shift differentials, and other differentials. Compensation shall be calculated on the basis of equivalent bi-weekly straight-time hours multiplied by straight-time rate.

                    Board means the Board of Directors of the Company.

                    Company means Micrel, Incorporated, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Micrel, Incorporated, which shall by appropriate action adopt the Plan.

                    Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation which becomes such after the Effective Date.

                    Effective Date means July 1, 2006. However, should any Corporate Affiliate become a Participating Company in the Plan after such applicable date, then such entity may designate a separate Effective Date with respect to its employee-Participants.

                    Employee means any person who is regularly engaged, for a period of more than 20 hours per week and more than 5 months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

                    Newly Hired Employee means any person who is reasonably expected to be regularly engaged, for a period of more than 20 hours per week and more than 5 months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

                    Participant means any Employee or Newly Hired Employee of a Participating Company who (i) has satisfied the service requirement set forth in Article V and (ii) is actively participating in the Plan.

                    Participating Company means the Company and such Corporate Affiliate(s) as may be designated from time to time by the Board. The Participating Companies in the Plan, as of the Effective Date, are to be listed in attached Schedule A.

i

                    Plan Administrator means either the Board or a Committee of the Board that is responsible for administration of the Plan.

                    Quarter means any three-month period commencing January 1, April 1, July 1, or October 1 during each calendar year during the term of the Plan.

                    Stock means shares of the common stock of the Company.

III.          ADMINISTRATION

                    (a)           The Plan shall be administered by the Board or by a committee (the “Committee”) comprised of at least two non-employee members of the Board appointed from time to time by the Board. The Plan Administrator (whether the Board or the Committee) shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan, as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

                    (b)           No member of the Committee while serving as such shall be eligible to participate in the Plan.

IV.          PURCHASE PERIODS

                    (a)          Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Article X or Article XI. Each purchase period shall be three months in duration. The initial purchase period will begin on the Effective Date and subsequent purchase periods will commence on the first day of each succeeding Quarter.

                    (b)          The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised in successive quarterly installments on the last day of each Quarter such purchase right remains outstanding. Notwithstanding the foregoing, with regard to a Newly Hired Employee, the purchase right shall be granted on the first day such Newly Hired Employee is eligible to participate in the Plan in accordance with Article V.

                    (c)          The acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period.

                    (d)          Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company’s shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

V.          ELIGIBILITY AND PARTICIPATION

                    (a)           Every Employee of a Participating Company shall be eligible to participate in the Plan on the first day of a purchase period, but in no event shall participation commence prior to the Effective Date. Notwithstanding the foregoing, a Newly Hired Employee of a Participating Company shall be eligible to participate in the Plan on the first day of employment with the Participating Company.

                    (b)           In order to participate in the Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) prior to the commencement date of the purchase period. Notwithstanding the foregoing, a Newly Hired Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) in order to participate in the Plan for a particular purchase period. The payroll deduction authorized by such Newly Hired Employee shall become effective as soon as practicable following the filing of such enrollment forms with the Plan Administrator (or its designate), but in the event filed within the thirty (30) day period immediately prior to the end of a purchase period, shall not become effective until the next purchase period commencing after the filing of such forms.

                    (c)           The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of the Base Compensation paid to the Participant during the relevant purchase period, up to a maximum of 10%. The deduction rate so authorized shall continue in effect for the entire purchase period unless the Participant shall, prior to the end of the purchase period for which the purchase right is in effect, reduce the rate by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form with the Plan Administrator (or its designate), but in the event filed within the thirty (30) day period immediately prior to the end of the purchase period, shall not become effective until the next purchase period commencing after the filing of such form. Each Participant shall be permitted such a rate reduction only one (1) time in each purchase period. The reduced rate shall continue in effect for the entire purchase period and for each subsequent purchase period, unless the Participant shall, prior to the commencement of any subsequent purchase period, designate a different rate (up to the 10% maximum) by filing the appropriate form with the Plan Administrator (or its designate). Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Section VII(d) or (e) below.

VI.          STOCK SUBJECT TO PLAN

                    (a)           The Stock purchasable by Participants under the Plan shall, solely in the Board’s discretion, be made available from either authorized but un-issued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares of Stock which may be issued under the Plan shall not exceed 2,000,000 shares (subject to adjustment under Section VI(b).

                    (b)           In the event any change is made to the Stock purchasable under the Plan by reason of any recapitalization, stock dividend, stock split, combination of shares or other change affecting the outstanding common stock of the Company as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to the class and maximum number of shares purchasable under the Plan, the class and maximum number of shares purchasable per Participant under any purchase right outstanding at the time or purchasable per Participant over the term of the Plan, and the class and number of shares and the price per share of the Stock subject to outstanding purchase rights held by Participants under the Plan.

VII.          PURCHASE RIGHTS

                  An Employee or Newly Hired Employee who participates in the Plan for a particular period shall have the right to purchase Stock on the purchase dates designated by the Plan Administrator for such purchase period upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                    (a)           Purchase Price. The purchase price per share shall be 95% of the fair market value of a share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any date, except the Effective Date, shall be the closing selling price per share on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any exchange, the mean of the highest bid and the lowest asked prices (or, if such information is available, the closing price per share) of the Stock on such date, as reported on the NASDAQ system. If there are no sales of Stock on such day, then the closing selling price (or, to the extent applicable, the mean of the highest bid and lowest asked prices) for the Stock on the next preceding day for which there do exist such quotations shall be determinative of fair market value.

                    (b)           Number of Purchasable Shares. The number of shares purchasable by a Participant on any particular purchase date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the quarterly purchase period, together with any amount carried over from the preceding purchase date in the same purchase period pursuant to the provisions of Section VII(f), by the purchase price in effect for such purchase date. However, the maximum number of shares purchasable by the Participant pursuant to any one outstanding purchase right shall not exceed 6,000 shares (subject to adjustment under Section VI(b)).

                    Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Section 424(d) of the Code), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

                    (c)           Payment. Payment for Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period, and shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. Notwithstanding the foregoing, a Newly Hired Employee’s authorized payroll deductions shall begin on the first day coincident with or immediately following such Newly Hired Employee’s filed forms becoming effective under Section V(b), and shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

                    (d)           Termination of Purchase Rights.

                                    (i)           A Participant may, no later than thirty (30) days prior to any purchase date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). The Company will, as soon as practicable following the timely filing of such form, then refund the payroll deductions which the Participant made with respect to the terminated purchase right, and no further amounts will be collected from the Participant with respect to such terminated right.

                                   (ii)           The termination shall be irrevocable with respect to the particular purchase period to which it pertains and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.

                    (e)           Termination of Employment. If a Participant ceases Employee status during any purchase period, then the Participant’s outstanding purchase right under the Plan shall immediately terminate and all sums previously collected from the Participant and not previously applied to the purchase of stock during such purchase period shall be promptly refunded. However, should the Participant die or become permanently disabled while in Employee status, then the Participant or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution (the “successor”) will have the election, exercisable at any time prior to the purchase date for the quarterly period in which the Participant dies or becomes permanently disabled, to (i) withdraw all the funds in the Participant’s payroll account at the time his/her cessation of Employee status or (ii) have such funds held for purchase of shares of Stock on the purchase date. In no event, however, shall any further payroll deductions be added to the Participant’s account following his/her cessation of Employee status.

                    For purposes of the Plan: (a) a Participant shall be considered to be an Employee for so long as such Participant remains in the employ of the Company or any other Participating Company under the Plan and (b) a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

                     (f)           Stock Purchase. Outstanding purchase rights shall be automatically exercised in a series of successive installments as provided in Section IV(b). The exercise shall be effected by applying the amount credited to the Participant’s account on the last date of the Quarter, to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase date. Any amount remaining in the Participant’s account after such exercise attributable to fractional shares shall be held for the purchase of Stock on the next quarterly purchase date; provided, however, that any amount not applied to the purchase of Stock by reason of the Section VII (b) limitations on the maximum number of purchasable shares shall be refunded promptly after the quarterly purchase date.

                     (g)           Proration of Purchase Rights. Should the total number of shares of Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.

                     (h)           Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant’s behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

                     A Participant shall be entitled to receive upon request to the Company, as soon as practicable after the date of each purchase, stock certificates for the number of shares purchased on the Participant’s behalf.

                     (i)           Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and the purchase rights shall, during the lifetime of the Participant, be exercisable only by such Participant.

                     (j)           Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated) or in the event the Company is liquidated, then unless determined otherwise by the Company all outstanding purchase rights under the Plan shall automatically be exercised on a date determined by the Plan Administrator prior to such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants pursuant to their payroll deductions in effect for such rights to the purchase of whole shares of Common Stock, subject, however, to the applicable limitations of Section VII(b).

VIII.          ACCRUAL LIMITATIONS

                   (a)           No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right under this Plan if and to the extent such accrual, when aggregated with (I) Stock rights accrued under other purchase rights outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

v

                     (b)           For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                                     (i)           The right to acquire Stock under each such purchase right shall accrue in a series of successive quarterly installments as and when the purchase right first becomes exercisable for each installment as provided in Section IV(c).

                                     (ii)          No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to that purchase right or one or more other purchase rights which may have been held by the Participant during such calendar year.

                                     (iii)          If by reason of the Section VIII(a) limitations, the Participant’s outstanding purchase right does not accrue for a particular purchase date of any purchase period, then the payroll deductions which the Participant made during that quarterly period with respect to such purchase right shall be promptly refunded.

                    (c)           In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.          STATUS OF PLAN UNDER FEDERAL TAX LAWS

                    (a)           The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code. However, after the Effective Date, the Plan Administrator may, at its discretion, cease to administer the Plan as a qualified employee stock purchase plan under Code Section 423. Accordingly, share purchases effected under the Plan at any time after the Plan ceases to be administered as a qualified employee stock purchase plan under Code Section 423 (whether pursuant to purchase rights granted before or after the Plan ceases to be qualified) shall result in taxable income to each Participant equal to the excess of (i) the fair market value of the purchased shares on the purchase date over (ii) the purchase price paid for such shares.

                    (b)           To the extent required by law, the Company’s obligation to deliver shares to the Participant upon the exercise of any outstanding purchase right shall be subject to the Participant’s satisfaction of all applicable Federal, State and Local income and employment tax withholding requirements.

X.          AMENDMENT AND TERMINATION

                    (a)           The Board or any committee comprised solely of two or more members of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended and an “outside director” for purposes of Section 162(m) of the Code, may at any time and for any reason terminate or amend the Plan. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

                    (b)          Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Base Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

                    (c)          Without limiting the foregoing, in the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                                     (i)          altering the purchase price for any purchase period including a purchase period underway at the time of the change in purchase price;

                                     (ii)         shortening any purchase period so that the purchase period ends on a new date, including a purchase period underway at the time of the Board action; and

                                     (iii)        Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

XI.          GENERAL PROVISIONS

                    (a)           The Plan shall terminate upon the earlier of (i) such date as is determined by the Company in its sole discretion or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

                    (b)           All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

                    (c)           Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

                    (d)           The provisions of the Plan shall be governed by the laws of the State of California.

XII.          INSIDER PARTICIPANTS

                  With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (“1934 Act”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administrator.

                  Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants subject to Section 16 are concerned.

Appendix B

CERTIFICATE OF AMENDMENT

TO THE BYLAWS

OF

MICREL, INCORPORATED

          The undersigned, being the duly acting and appointed Inspector of Elections for the 2006 Annual Meeting of Micrel, Incorporated, a California corporation (the “Company”), hereby certifies that:

1.      By action of the shareholders of the Company taken at the 2006 Annual Meeting of Micrel, Incorporated meeting held on May 25 2006, Article III, Section 3.2(a) of the Bylaws of the Company was amended to read entirely as follows.

          3.2          NUMBER OF DIRECTORS

          (a)          The authorized number of directors of the corporation shall be not less than three (3) nor more than seven (7).

2.       The matters set forth in this certificate are true and correct of my own knowledge.

Dated: May 25, 2006

Richard D. Crowley, Jr.
as Inspector of Elections for the 2006 Annual Meeting of Micrel, Incorporated

						Please Mark Here for Address Change or Comments	☐
						SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2, 3 and 4.
						FOR	AGAINST	ABSTAIN
Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors and FOR proposals 2, 3 and 4.				2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
1. Election of Directors (see reverse)				3.	To approve the implementation of the Micrel, Incorporated 2006 Employee Stock Purchase Plan.	☐	☐	☐
01	Raymond D. Zinn	FOR	WITHHOLD			FOR	AGAINST	ABSTAIN
02	Michael J. Callahan	☐	☐	4.	To approve an amendment to Section 3.2 of the Amended and Restated Bylaws of the Corporation.	☐	☐	☐
03	David Conrath
04	George Kelly
05	Donald Livingstone			5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

FOR, except vote withheld from the following nominee(s):	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Signature ________________________________________________ Signature ________________________________________________ Date ________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Travel Directions to Micrel (for meeting appointments)

From San Francisco Int’l Airport or San Francisco via US 101:

Take US 101 south (towards San Jose); exit Montague Expwy.; right at Trade Zone Blvd.; and right at Lundy Ave., to Fortune Dr.

From San Jose Int’l Airport:

Take Airport Parkway (becomes Brokaw Rd. then Murphy Rd.); left on Lundy Ave., to Fortune Dr.

From San Francisco via I-280

Take I-280 South (toward San Jose); exit I-880 north (toward Oakland); exit Montague Expwy. east; right at Trade Zone Blvd.; right at Lundy Ave., to Fortune Dr.

PROXY

MICREL, INCORPORATED
2180 FORTUNE DRIVE
SAN JOSE, CA 95131

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON MAY 25, 2006

          Raymond D. Zinn and Richard D. Crowley, Jr., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated (the “Company”), to be held on Thursday, May 25, 2006, and any adjournment or postponement thereof.

          Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: 01 RAYMOND D. ZINN, 02 MICHAEL J. CALLAHAN, 03 DAVID CONRATH, 04 GEORGE KELLY, 05 DONALD LIVINGSTONE.

(Continued, and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Annual Shareholder Meeting Thursday, May 25, 2006 12:00 pm 2180 Fortune Drive San Jose, CA 95131

We look forward to seeing you at the meeting. On behalf of the management and directors of Micrel, Incorporated, we want to thank you for your support.

IMPORTANT Reminder Whether or not you plan to attend this meeting, your vote is important to us. We urge you to complete, detach and mail the proxy card as soon as possible in the enclosed envelope.

Vote by Internet, Telephone or Mail – 24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 p.m. Eastern Time on Wednesday, May 24, 2006

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/mcrl		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.